EXHIBIT 4.2

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Super Micro Computer, Inc. (“us,” “our,” “we,” or the “Company”) has two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Common Stock, $0.001 par value per share (the “Common Stock”), and depositary shares (the “Depositary Shares”), each representing a 1/20th interest in one share of 7.00% Series A Mandatory Convertible Preferred Stock, $0.001 par value per share (the “Mandatory Convertible Preferred Stock”).

The following description of our capital stock is a summary and sets forth some of the general terms and conditions relating to our securities. It does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation (together, the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”), the Certificate of Designations of 7.00% Series A Mandatory Convertible Preferred Stock filed with the Secretary of State of Delaware on June 15, 2026 (the “Certificate of Designations”), and the Deposit Agreement, dated as of June 15, 2026, among the Company, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as bank depositary (the “Deposit Agreement”), copies of which are incorporated by reference as Exhibits 3.2, 3.3, 3.4 and 4.11 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, of which this Exhibit 4.2 is a part. We encourage you to read our Certificate of Incorporation, our Bylaws, Certificate of Designations, and Deposit Agreement carefully and the applicable provisions of the Delaware General Corporation Law for more information.

General

The Company’s Certificate of Incorporation provides that it may issue up to 1,000,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Description of Common Stock

The holders of the Company’s Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Board of Directors (the “Board of Directors”) is divided into three classes, with staggered three-year terms, such that only one class of directors is elected at each annual meeting of stockholders. The Company does not provide for cumulative voting in the election of directors. At a meeting of stockholders at which a quorum is present, any election of directors will be determined by a plurality of the votes cast by stockholders entitled to vote and any other matter will be determined by a majority of the voting power of the shares present and entitled to vote on the matter, except when a different vote is required by express provision of law, our Certificate of Incorporation or our Bylaws. Subject to preferences applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably any dividend declared by the Board of Directors. In the event of a liquidation, dissolution or winding up of the Company, holders of the Company's Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Holders of the Company’s Common Stock have no preemptive, conversion or redemption rights. Each outstanding share of Common Stock is fully paid and nonassessable.

Preferred Stock

There are 10,000,000 shares of preferred stock, $0.001 par value per share, authorized for issuance. The Board of Directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series. In addition, the Board of Directors may fix the rights, preferences and privileges of any preferred stock it determines to issue. Any or all of these rights may be superior to the rights of the Common Stock. The Company has designated 4,312,500 shares of preferred stock as its 7.00% Series A Mandatory Convertible Preferred Stock,

$0.001 par value per share, all of which were outstanding as of the date hereof. The terms of the Mandatory Convertible Preferred Stock are described below under “Description of Mandatory Convertible Preferred Stock.” Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of the Company’s Common Stock.

Description of Mandatory Convertible Preferred Stock

General

The outstanding shares of Mandatory Convertible Preferred Stock are fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of the Company of any class. Computershare Trust Company, N.A. serves as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon the Company’s liquidation, winding-up or dissolution, as applicable, ranks:

•senior to (i) the Company’s Common Stock and (ii) each other class or series of capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “initial issue date”) the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Company’s liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution (collectively, “junior stock”);
•on parity with any class or series of capital stock established after the initial issue date the terms of which expressly provide that such capital stock will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution (collectively, “parity stock”);
•junior to each other class or series of capital stock established after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution (collectively, “senior stock”); and
•junior to the Company’s existing and future indebtedness and other liabilities (other than intercompany obligations).

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and distribution rights upon the Company’s liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness and other liabilities of the Company’s subsidiaries as well as the capital stock of the Company’s subsidiaries held by third parties.

Dividends

Subject to the rights of holders of any class or series of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of Mandatory Convertible Preferred Stock are entitled to receive, when, as and if declared by the Company’s Board of Directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 7.00% on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (equivalent to $70 per annum per share), payable in cash, by delivery of shares of the Company’s Common Stock or through any combination of cash and shares of the Company’s Common Stock, as determined by the Company’s Board of Directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See the section entitled “Method of Payment of Dividends” below. Declared dividends on the Mandatory Convertible Preferred Stock are payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, June 1, 2029, commencing on, and including, September 1, 2026 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends are payable on the relevant dividend payment date to holders of record of the Mandatory Convertible Preferred Stock as they appear on the Company’s stock register at 5:00 p.m., New York City time, on the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period commenced on, and included, the initial issue date of the Company’s Mandatory Convertible Preferred Stock and ended on, and excluded, the September 1, 2026 dividend payment date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is June 15, 2026, will be approximately $14.78 per share (based on the annual dividend rate of 7.00% and a liquidation preference of $1,000 per share) and are payable, when, as and if declared, on September 1, 2026. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $17.50 per share (based on the annual dividend rate of 7.00% and a liquidation preference of $1,000 per share). Accumulated dividends on the Mandatory Convertible Preferred Stock will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding share of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Except as described above, dividends on shares of the Mandatory Convertible Preferred Stock converted to Common Stock will cease to accumulate, and all other rights of holders of the Mandatory Convertible Preferred Stock will terminate, from and after the mandatory conversion date, the fundamental change conversion date or the early conversion date (each, as defined below), as applicable.

The Company’s ability to declare and pay cash dividends and make other distributions with respect to the Company’s capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of the Company’s and the Company’s subsidiaries’ existing and any indebtedness. In addition, the Company’s ability to declare and pay dividends may be limited by applicable Delaware law.

So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other class or series of junior stock, and no Common Stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of the Company’s subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any Common Stock or other junior stock in shares of any Common Stock or other junior stock; (ii) the acquisition of shares of any Common Stock or other junior stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any Common Stock or other junior stock with the proceeds of a substantially concurrent sale of, shares of any Common Stock or other junior stock and the payment of cash in lieu of any fractional share; (iii) purchases of fractional interests in shares of any Common Stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of Common Stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of the Company’s or the Company’s subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share; (v) any dividends or distributions of rights or Common Stock or other junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, and the payment of cash in lieu of fractional shares; (vi) purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date; (vii) the acquisition by the Company or any of the Company’s subsidiaries of record ownership in Common Stock or other junior stock or parity stock or on behalf of any other persons (other than the Company or any of the Company’s subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of fractional shares; or (ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by the Company or any of the Company’s subsidiaries, of the Depositary Shares or any debt securities that are convertible into, or exchangeable for, the Company’s Common Stock (or into or for any combination of cash and the Company’s Common Stock based on the value of the Company’s Common Stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into (x) in connection with the offering of the Depositary Shares, (y) before the initial issue date or (z) in compliance with the foregoing provision.

When dividends on shares of the Mandatory Convertible Preferred Stock have not been paid in full on any dividend payment date or declared and a sum of cash or number of shares of Common Stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of parity stock (which dollar amount will, if dividends on such class or series of parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the Board of Directors, or an authorized committee thereof, out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.

For the avoidance of doubt, the provisions described in this section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors, or an authorized committee thereof, may be declared and paid on any securities, including Common Stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

If the Company (or an applicable withholding agent) is required to withhold on distributions of Common Stock to a holder and pay the applicable withholding taxes, the Company may, at the Company’s option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Common Stock payable to, sales proceeds subsequently paid or credited to, or other funds or assets of, such holder.

Method of Payment of Dividends

Subject to the limitations described below, the Company may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), as determined by the Company’s Board of Directors (or an authorized committee thereof) in its sole discretion:

•by paying cash;
•by delivering shares of the Company’s Common Stock; or
•through any combination of paying cash and delivering shares of the Company’s Common Stock.

The Company will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent the Company timely elects to make all or any portion of such payment in shares of the Company’s Common Stock. The Company will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in Common Stock, on the earlier of the date the Company declares such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.

If the Company elects to make any payment of a declared dividend, or any portion thereof, in shares of the Company’s Common Stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of the Company’s Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of Common Stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of dividends. The Company will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of Common Stock based on the five-day average price with respect to such dividend.

To the extent a shelf registration statement is required in the Company’s reasonable judgment in connection with the issuance of or for resales of Common Stock issued as payment of a dividend on the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Company will, to the extent such a shelf registration statement is not currently filed and effective, use the Company’s commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of the Company’s for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Company will also use the Company’s commercially reasonable efforts to have the shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the Nasdaq Global Select Market (or if the Company’s Common Stock is not listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Company’s Common Stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of the Company’s Common Stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which the Company has elected to deliver shares of the Company’s Common Stock in lieu of paying cash divided by $9.625, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below in the section entitled “Anti-Dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which the Company has elected to deliver shares of the Company’s Common Stock in lieu of paying cash exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the five-day average price applicable to such dividend, the Company will, if the Company is legally able to do so, and to the extent permitted under the terms of the documents governing any of the Company’s indebtedness, notwithstanding any notice by the Company to the contrary, pay such excess amount in cash.

No Redemption

The Company may not redeem the Mandatory Convertible Preferred Stock. However, at the Company’s option, the Company may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Liquidation Preference

In the event of the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock is entitled to receive a liquidation preference in the amount of $1,000 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the Company’s assets available for distribution to the Company’s stockholders, after satisfaction of liabilities owed to the Company’s creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including the Company’s Common Stock). If, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all other parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any such other parity stock will share equally and ratably in any distribution of the Company’s assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of the Company’s remaining assets.

Neither the sale of all or substantially all of the Company’s assets or business (other than in connection with the Company’s liquidation, winding-up or dissolution), nor the Company’s merger or consolidation into or with any other person, or a statutory conversion or domestication, will be deemed to be the Company’s voluntary or involuntary liquidation, winding-up or dissolution.

The Certificate of Designations for the Company’s Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, September 1, 2026), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, are entitled at the Company’s next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Company’s Board of Directors (the “preferred stock directors”); provided that the election of any such directors will not cause the Company to violate the corporate governance requirements of the Nasdaq Stock Market LLC (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that the Company’s Board of Directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, the authorized number of directors on the Company’s

Board of Directors will be increased by two (or the Company will vacate the offices of two directors), and the new directors will be designated for election at an annual or special meeting of stockholders called by the Company’s Board of Directors, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights. At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this section, “voting preferred stock” means any class or series of the Company’s parity stock upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted. For the avoidance of any doubt, holders of any voting preferred stock, including any outstanding Mandatory Convertible Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two preferred stock directors.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by the Company, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on the Company’s Board of Directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause the Company to violate the corporate governance requirements of the Nasdaq Stock Market LLC (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before the Company’s Board of Directors for a vote.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing or at a meeting:

•authorize or create, or increase the authorized amount of, any senior stock;
•amend, alter or repeal the provisions of the Company’s Amended and Restated Certificate of Incorporation or the Certificate of Designations for the shares of Mandatory Convertible Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the shares of Mandatory Convertible Preferred Stock; or
•consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of the Company with or into another entity, unless either (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, the shares of Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have special rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that (1) any increase in the amount of the Company’s authorized but unissued shares of preferred stock, (2) any increase in the amount of authorized or issued shares of Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of junior stock or any other series of parity stock and (4) the application of the provisions described below in the section entitled “Recapitalizations, Reclassifications and Changes in the Company’s Common Stock,” will in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, the Company may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing the Company’s Amended and Restated Certificate of Incorporation, the Certificate of Designations or any stock certificate representing shares of the Mandatory Convertible Preferred Stock for the following purposes:

•to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;
•to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations for the Mandatory Convertible Preferred Stock and that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock; or
•to make any other change that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of Common Stock equal to the conversion rate described below. If the Company declares a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on June 1, 2029, the Company will pay such dividend to the holders of record as of May 15, 2029, as described above in the section entitled “Dividends.” If, on or prior to May 15, 2029 the Company has not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through June 1, 2029, the conversion rate will be adjusted so that holders receive an additional number of shares of Common Stock equal to the amount of such accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were June 1, 2029). To the extent that the additional conversion amount per share of Mandatory Convertible Preferred Stock exceeds the product of such number of additional shares and 97% of such five-day average price, the Company will, if the Company is legally able to do so, and to the extent permitted under the terms of the documents governing any of the Company’s indebtedness, declare and pay such excess amount in cash pro rata per share to the holders of the Mandatory Convertible Preferred Stock.

The “conversion rate,” which is the number of shares of Common Stock issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the mandatory conversion date (excluding any shares of the Company’s Common Stock issued in respect of accumulated but unpaid dividends, if any), will, subject to adjustment as described in “Anti-Dilution Adjustments” below, be as follows:

•if the “applicable market value” (as defined below) of the Company’s Common Stock is greater than the “threshold appreciation price,” then the conversion rate will be 30.3040 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000 divided by the threshold appreciation price;
•if the applicable market value of the Company’s Common Stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” then the conversion rate will be equal to $1,000 divided by the applicable market value of the Company’s Common Stock, rounded to the nearest ten-thousandth of a share, which will be between 30.3040 and 36.3640 shares of Common Stock per share of Mandatory Convertible Preferred Stock; or
•if the applicable market value of the Company’s Common Stock is less than the initial price, then the conversion rate will be 36.3640 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000 divided by the initial price.

For the avoidance of doubt, the conversion rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the maximum conversion rate, subject to adjustment as described under “Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of accumulated but unpaid dividends paid at the Company’s election in shares of Common Stock.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of the Company’s Common Stock in the Company’s concurrent public offering of Common Stock.

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately 20% appreciation over the initial price.

The Company refers to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are each subject to adjustment as described in the section entitled “Anti-Dilution Adjustments” below.

Definitions

“Applicable market value” means the average VWAP per share of the Company’s Common Stock over the final averaging period.

“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding June 1, 2029.

“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The “mandatory conversion date” is expected to be June 1, 2029.

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Company’s Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Company’s Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Company’s Common Stock or in any options contracts or futures contracts relating to the Company’s Common Stock.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“Trading day” means a day on which (i) there is no “market disruption event” and (ii) trading in the Company’s Common Stock generally occurs on the Nasdaq Global Select Market or, if the Company’s Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Company’s Common Stock is then listed or, if the Company’s Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company’s Common Stock is then listed or admitted for trading. If the Company’s Common Stock is not so listed or admitted for trading, “trading day” means a “business day.”

“VWAP” per share of the Company’s Common Stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “SMCI \<EQUITY\> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which the Company’s Common Stock is listed or admitted for trading on such trading day is earlier, such earlier scheduled close of trading), on such trading day; or, if such price is not available, “VWAP” means the market value per share of the Company’s Common Stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose, which may include any of the underwriters for this offering. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.

Conversion at the Option of the Holder

Other than during a “fundamental change conversion period” (as defined below in the section entitled “Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Stock have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to June 1, 2029, into shares of the Company’s Common Stock at the minimum conversion rate, subject to adjustment as described in the section entitled “Anti-Dilution Adjustments” below.

If, as of the effective date of any early conversion (the “early conversion date”), the Company has not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of Common Stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of the Company’s Common Stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). Notwithstanding the last sentence under “Method of Payment of Dividends” above, to the extent that the early conversion additional amount exceeds the product of such number of additional shares and the early conversion average price, the Company will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Mandatory Convertible Preferred Stock pursuant to this “Conversion at the Option of the Holder” section, the Company will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares of Mandatory Convertible Preferred Stock as of such record date, as described under “Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a “fundamental change” (as defined below) occurs on or prior to June 1, 2029, holders of the Mandatory Convertible Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into a number of shares of Common Stock equal to the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock described below; (ii) with respect to such converted shares, receive an amount equal to the present value, as of the effective date (as defined below), calculated using a discount rate of 8.90% per annum, of all scheduled dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to the Company’s right to deliver shares of the Company’s Common Stock in lieu of all or part of such amounts as described in the section entitled “Make-Whole Dividend Amount” below; provided that, if the effective date or the conversion date for the fundamental change (the “fundamental change conversion date”) falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders of record of the Mandatory Convertible Preferred Stock at 5:00 p.m., New York City time on the immediately preceding record date, as described in the section entitled “Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

To exercise the fundamental change early conversion right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is the earlier of (a) 20 calendar days after the effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) June 1, 2029. For the avoidance of doubt, the fundamental change conversion period may not end on a date that is later than June 1, 2029. Holders of Mandatory Convertible Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and are entitled to receive the make-whole dividend amount. Holders of Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the relevant fundamental change conversion rate or to receive the relevant make-whole dividend amount.

The Company will notify holders of the effective date of a fundamental change no later than the second business day following such effective date. If the Company notifies holders of a fundamental change later than the second business day following the effective date, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, such effective date to, but excluding, the date of the notice; provided, however, that the fundamental change conversion period will not be extended beyond June 1, 2029.

A “fundamental change” will be deemed to have occurred at the time any of the following occurs after the initial issue date of the Mandatory Convertible Preferred Stock:

(1)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or the Company’s wholly owned subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than 50% of the voting power of all of the Company’s then-outstanding common equity;
(2)the consummation of: (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and the Company’s subsidiaries, taken as a whole, to any person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Company’s Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (2);
(3)the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or
(4)the Company’s Common Stock ceases to be listed on any of The New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (1) or (2) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of Common Stock listed on any of The New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and as a result of such transaction or event the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

For the purposes of this definition, (x) any transaction or event described in both clause (1) and in clause (2)(A) or (B) above (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) above (subject to such proviso); and (y) whether a person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

If any transaction in which the Company’s Common Stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if none, on the effective date of such transaction), references to the Company in the definition of “fundamental change” above shall instead be references to such other entity.

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of the Company’s Common Stock in such transaction. If all holders of the Company’s Common Stock receive only cash in exchange for their Common Stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average VWAP per share of the Company’s Common Stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Company’s Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth in the section entitled “Anti-Dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock for each stock price and effective date set forth below.

	Stock Price
Effective Date	$11.00	$13.00	$15.00	$17.00	$19.00	$21.00	$23.00	$27.50	$30.00	$33.00	$40.00	$50.00	$60.00	$70.00
June 15, 2026	32.7920	32.4540	32.1700	31.9300	31.7240	31.5460	31.3920	31.1120	30.9880	30.8600	30.6320	30.4160	30.2740	30.1780
June 1, 2027	33.7500	33.3500	32.9960	32.6880	32.4160	32.1800	31.9720	31.5880	31.4180	31.2400	30.9280	30.6360	30.4520	30.3300
June 1, 2028	35.1580	34.7460	34.3300	33.9300	33.5520	33.2040	32.8880	32.2840	32.0080	31.7240	31.2280	30.7940	30.5460	30.4020
June 1, 2029	36.3640	36.3640	36.3640	36.3640	36.3640	36.3640	36.3640	36.3640	33.3340	30.3040	30.3040	30.3040	30.3040	30.3040

The exact stock price and effective date may not be set forth in the table, in which case:

•if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;
•if the stock price is in excess of $70.00 per share (subject to adjustment in the same manner as the column headings of the table above are adjusted pursuant to the provision described in the second paragraph under this “Fundamental Change Conversion Rate”), then the fundamental change conversion rate will be the minimum conversion rate; and
•if the stock price is less than $11.00 per share (subject to adjustment in the same manner as the column headings of the table above are adjusted pursuant to the provision described in the second paragraph under this “Fundamental Change Conversion Rate”), then the fundamental change conversion rate will be the maximum conversion rate.

Make-Whole Dividend Amount

For any shares of Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, in addition to the Common Stock issued upon conversion at the fundamental change conversion rate, the Company may pay the make-whole dividend amount, determined in the Company’s sole discretion:

•by paying cash;
•by delivering shares of the Company’s Common Stock; or
•through any combination of paying cash and delivering shares of the Company’s Common Stock.

The Company will pay the make-whole dividend amount in cash, except to the extent the Company elects on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments by delivering shares of the Company’s Common Stock. If the Company elects to make any payment of the make-whole dividend amount, or any portion thereof, in shares of the Company’s Common Stock, such shares shall be valued for such purpose at 97% of the stock price.

No fractional shares of Common Stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of the make-whole dividend amount. The Company will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of Common Stock based on the average VWAP per share of the Company’s Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the fundamental change conversion date.

Notwithstanding the foregoing, with respect to any conversion of Mandatory Convertible Preferred Stock during the fundamental change conversion period, in no event will the number of shares of the Company’s Common Stock that the Company deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of Common Stock, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the portion of the make-whole dividend amount as to which the Company has elected to deliver shares of Common Stock in lieu of paying cash exceeds the product of the number of shares of Common Stock delivered in respect of such portion of the make-whole dividend amount and 97% of the stock price, the Company will, if the Company is legally able to do so, and to the extent permitted under the terms of the documents governing any of the Company’s indebtedness, notwithstanding any notice by the Company to the contrary, pay such excess amount in cash.

In addition, if the Company is prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of the Company’s Common Stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of Common Stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the stock price, the Company will not have any obligation to pay the shortfall in cash.

Not later than the second business day following the effective date of a fundamental change, the Company will notify holders of:

•the fundamental change conversion rate;
•the fundamental change dividend make-whole amount and whether the Company will pay such amount, or any portion thereof, in shares of the Company’s Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock; and
•the accumulated dividend amount and whether the Company will pay such amount, or any portion thereof, in shares of the Company’s Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock.

The Company’s obligation to adjust the conversion rate in connection with a fundamental change and pay the fundamental change dividend make-whole amount (whether in cash, shares of the Company’s Common Stock or any combination thereof) could possibly be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of Common Stock on the mandatory conversion date. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided in the section entitled “Anti-Dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion

If a holder elects to convert its shares of Mandatory Convertible Preferred Stock prior to June 1, 2029, in the manner described in the section entitled “Conversion at the Option of the Holder” or “Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” such holder must observe the conversion procedures set forth below.

If such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, to convert its shares of Mandatory Convertible Preferred Stock early, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the Certificate of Designations.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements; provided that, for the avoidance of doubt, in no event may such conversion date occur after June 1, 2029. A holder that early converts its shares of Mandatory Convertible Preferred Stock will not be required to pay any stock transfer and documentary stamp or similar taxes or duties relating to the issuance or delivery of the Company’s Common Stock if such holder exercises its early conversion rights, except that such holder will be required to pay any such tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the name of such holder. Shares of Common Stock will be issued and delivered and payment by the Company of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of Common Stock will be issued, and the payment by the Company of such cash to which the converting holder is entitled will be made, in each case, on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of Common Stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of Common Stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of Common Stock will be issued to holders of the Company’s Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of the Company’s Mandatory Convertible Preferred Stock of any holder that are converted, that holder is entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of the Company’s Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

Subject to any applicable rules and procedures of DTC, if more than one share of the Company’s Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of the Company’s Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Company’s Mandatory Convertible Preferred Stock so surrendered.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)The Company issues Common Stock to all or substantially all holders of the Company’s Common Stock as a dividend or other distribution, in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of the Company’s Common Stock entitled to receive such dividend or other distribution will be multiplied by a fraction:
•the numerator of which is the sum of (x) the number of shares of the Company’s Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the total number of shares of the Company’s Common Stock constituting such dividend or other distribution; and
•the denominator of which is the number of shares of the Company’s Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination.

Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date the Company’s Board of Directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury.

(2)The Company issues to all or substantially all holders of the Company’s Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, customary dividend reinvestment plan or customary share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase the Company’s shares of Common Stock at a price per share less than the “current market price” (as defined below) of the Company’s Common Stock, in which case each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of the Company’s Common Stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:
•the numerator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the number of shares of the Company’s Common Stock issuable pursuant to such rights or warrants; and
•the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the current market price of the Company’s Common Stock.

Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date the Company’s Board of Directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Company’s Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Company’s Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of the Company’s Common Stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the amount payable to the Company upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by the Company’s Board of Directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any such rights or warrants in respect of shares of Common Stock held in treasury.

(3)The Company subdivides or combines the Company’s Common Stock, in which event each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:
•the numerator of which is the number of shares of the Company’s Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and
•the denominator of which is the number of shares of the Company’s Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(4)The Company distributes to all or substantially all holders of the Company’s Common Stock evidences of the Company’s indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock (other than rights issued pursuant to a stockholders’ rights plan so long as such rights have not separated from the Common Stock), cash or other assets, excluding:
•any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;
•any rights or warrants as to which an adjustment was effected pursuant to clause (2) above;
•any dividend or distribution as to which the provisions set forth in clause (5) below shall apply; and
•any spin-off, as to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of the Company’s Common Stock entitled to receive such distribution will be multiplied by a fraction:

•the numerator of which is the current market price of the Company’s Common Stock; and
•the denominator of which is the current market price of the Company’s Common Stock minus the fair market value, as determined by the Company’s Board of Directors, or an authorized committee thereof, on the “ex-date” (as defined below) of such distribution, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets so distributed applicable to one share of the Company’s Common Stock.

Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date the Company’s Board of Directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.

In the event that the Company makes a distribution to all holders of the Company’s Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Company’s, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-date of such distribution will be multiplied by a fraction:

•the numerator of which is the sum of the current market price of the Company’s Common Stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock, and
•the denominator of which is the current market price of the Company’s Common Stock.

Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of the Company’s Common Stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the ex-date of such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date the Company’s Board of Directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. Because the Company will make any increase to each fixed conversion rate pursuant to the preceding paragraph with retroactive effect, the Company will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of the Company’s Common Stock issuable upon such conversion occurs during the period for determining the current market price pursuant to the preceding paragraph until the second business day immediately following the last trading day of such period.

(5)The Company makes a dividend or distribution consisting exclusively of cash to all or substantially all holders of the Company’s Common Stock, excluding:
•any cash that is distributed in exchange for the Company’s Common Stock in a reorganization event (as described below),
•any dividend or distribution in connection with the Company’s liquidation, winding-up or dissolution, and
•any consideration payable as part of a tender or exchange offer covered by clause (6),

in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of the Company’s Common Stock entitled to receive such dividend or distribution will be multiplied by a fraction:

•the numerator of which is the current market price of the Company’s Common Stock, and
•the denominator of which is the current market price of the Company’s Common Stock minus the amount per share of the Company’s Common Stock of such dividend or distribution.

Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of the Company’s Common Stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date the Company’s Board of Directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.

(6)The Company or any of the Company’s subsidiaries successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for the Company’s Common Stock where the cash and the value of any other consideration included in the payment per share of the Company’s Common Stock exceeds the current market price of the Company’s Common Stock, in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:
•the numerator of which shall be equal to the sum of:

(i) the aggregate cash and fair market value (as determined by the Company’s Board of Directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and
(ii) the product of:

1.the current market price of the Company’s Common Stock; and
2.the number of shares of the Company’s Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•the denominator of which shall be equal to the product of:
(i) the current market price of the Company’s Common Stock; and
(ii) the number of shares of the Company’s Common Stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of the Company’s Common Stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that the Company is, or one of the Company’s subsidiaries is, obligated to purchase shares of the Company’s Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversion rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversion rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). Because the Company will make any increase to each fixed conversion rate pursuant to this clause (6) with retroactive effect, the Company will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of the Company’s Common Stock issuable upon such conversion occurs during the period for determining the current market price pursuant to this clause (6) until the second business day immediately following the last trading day of such period.

In cases where (i) the fair market value of the evidences of the Company’s indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets distributed per share of the Company’s Common Stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of the Company’s Common Stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of the Company’s Common Stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock are entitled to receive (without having to convert their Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of the Company’s Common Stock, the kind and amount of the evidences of the Company’s indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of the Company’s Common Stock entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of shares of the Company’s Common Stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that the Company has a rights plan in effect with respect to the Company’s Common Stock on any conversion date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to the Company’s Common Stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from the Company’s Common Stock, in which case each fixed conversion rate will be adjusted at the time of separation as if the Company made a distribution to all holders of the Company’s Common Stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of the Company’s Common Stock, the rights described therein (unless such rights or warrants have separated from the Company’s Common Stock (in which case each fixed conversion rate will be adjusted at the time of separation as if the Company made a distribution to all holders of the Company’s Common Stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the fixed conversion rates.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of the Company’s Common Stock is the average VWAP per share of the Company’s Common Stock over the ten consecutive trading day period ending on, and including, (x) for purposes of clause (2) above, the trading day immediately preceding the announcement date of the relevant issuance and (y) for purposes of clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the trading day immediately preceding the ex-date of the relevant distribution;
•clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of the Company’s Common Stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to the Company’s Common Stock were to such capital stock or similar equity interest), is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the ex-date of such distribution; and
•clause (6) above, the “current market price” of the Company’s Common Stock is the average VWAP per share of the Company’s Common Stock over the ten consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the relevant tender or exchange offer.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of the Company’s Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Company’s Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

In addition, the Company may make such increases in each fixed conversion rate as the Company deems advisable if the Company’s Board of Directors, or an authorized committee thereof, determines that such increase would be in the Company’s best interest or in order to avoid or diminish any income tax to holders of the Company’s Common Stock resulting from any dividend or distribution of shares of the Company’s Common Stock (or issuance of rights or warrants to acquire shares of the Company’s Common Stock) or from any event treated as such for income tax purposes or for any other reason. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each fixed conversion rate.

Beneficial owners of the Mandatory Convertible Preferred Stock or the Depositary Shares may, in certain circumstances, including a taxable distribution to holders of the Company’s Common Stock or an increase in each fixed conversion rate in the Company’s discretion, be deemed to have received a distribution subject to U.S. federal income tax as a dividend as a result of an adjustment or the non-occurrence of an adjustment to the fixed conversion rates. In addition, any deemed distribution to non-U.S. holders of the Mandatory Convertible Preferred Stock or the Depositary Shares may, in certain circumstances, be subject to U.S. federal withholding tax requirements.

If the Company (or an applicable withholding agent) is required to withhold on deemed distributions to a holder of the Mandatory Convertible Preferred Stock or the Depositary Shares and pay the applicable withholding taxes, the Company may, at the Company’s option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Common Stock payable to, sales proceeds subsequently paid or credited to, or other funds or assets of, such holder.

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment;

provided, however, that the Company will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates (x) on any early conversion date (including in connection with a fundamental change); (y) on the effective date of any fundamental change; and (z) on each trading day of the final averaging period.

No adjustments to the fixed conversion rates will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of the Company’s Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment without having to convert their Mandatory Convertible Preferred Stock and as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of the Company’s Common Stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:

(a)upon the issuance of any Common Stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Stock under any plan;
(b)upon the issuance of any Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by the Company or any of the Company’s subsidiaries;
(c)upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the initial issue date;
(d)for a change solely in the par value of the Company’s Common Stock;
(e)for sales of the Company’s Common Stock for cash, including the sale of shares of the Company’s Common Stock for a purchase price that is less than the applicable market price per share of the Company’s Common Stock or less than the initial price or the threshold appreciation price, other than in a transaction described in clause (2) or clause (4) above;
(f)for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;
(g)as a result of a tender offer solely to holders of fewer than 100 shares of the Company’s Common Stock;
(h)as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of the Company’s subsidiaries as described in clause (6) above; or
(i)for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as described above in the section entitled “Mandatory Conversion,” “Conversion at the Option of the Holder” and “Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

The Company will, as soon as practicable after the fixed conversion rates are adjusted, provide, or cause to be provided, written notice of the adjustment to the holders of shares of Mandatory Convertible Preferred Stock. The Company will also upon written request by a beneficial owner of the Depositary Shares deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein).

Whenever any provision of the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock requires the Company to calculate the VWAP per share of the Company’s Common Stock over a span of multiple days, the Company’s Board of Directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.

If:

•the record date for a dividend or distribution on the Company’s Common Stock occurs after the end of the final averaging period and before the mandatory conversion date, and
•that dividend or distribution would have resulted in an adjustment of the number of shares of the Company’s Common Stock issuable to the holders of Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then the Company will deem the holders of Mandatory Convertible Preferred Stock to be holders of record, for each share of Mandatory Convertible Preferred Stock that they hold, of a number of shares of the Company’s Common Stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on the Company’s Common Stock together with the number of shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes in the Company’s Common Stock

In the event of:

•any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of the Company’s Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);
•any sale, transfer, lease or conveyance to another person of all or substantially all of the Company’s and the Company’s subsidiaries’ consolidated property and assets;
•any reclassification of the Company’s Common Stock into securities, including securities other than the Company’s Common Stock; or
•any statutory exchange of the Company’s securities with another person or binding share exchange (other than in connection with a merger or consolidation),

in each case, as a result of which the Company’s Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes the Company’s Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Company’s Common Stock in such reorganization event. The Company will notify holders of the Mandatory Convertible Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property the Company will deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such reorganization event will be determined as if references to the Company’s Common Stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as applicable, were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of record of the underlying exchange property). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by the Company’s Board of Directors, or an authorized committee thereof, except that if a unit of exchange property includes Common Stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such Common Stock or ADRs will be the average over the final averaging period of the volume-weighted average prices for such Common Stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Company’s Board of Directors, or an authorized committee thereof), or, if such price is not available, the average market value per share of such Common Stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose, which may include any of the underwriters for this offering. The Company (or any successor to the Company) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

The Company will at all times reserve and keep available out of the authorized and unissued Common Stock or shares of Common Stock held in treasury by the Company, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of Common Stock as shall be issuable from time to time upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum additional conversion amount).
Transfer Agent, Conversion Agent, Paying Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent, conversion agent, paying agent and registrar for the Mandatory Convertible Preferred Stock.

Description of Depositary Shares

General

Each Depositary Share represents a 1/20th interest in a share of the Company’s Mandatory Convertible Preferred Stock and was initially evidenced by a global security, as defined in and described in the section entitled “Book-Entry, Settlement and Clearance” in this section. Subject to the terms of the Deposit Agreement, the Depositary Shares are entitled to all special rights, preferences, privileges and voting powers of the Company’s Mandatory Convertible Preferred Stock (including conversion, dividend, voting and liquidation rights), as applicable, in proportion to the fraction of a share of the Company’s Mandatory Convertible Preferred Stock those Depositary Shares represent.

In this section, references to “holders” of Depositary Shares mean those who have Depositary Shares registered in their own names on the books maintained by Computershare Inc. and Computershare Trust Company, N.A., acting jointly as bank depositary (in such capacity, the “bank depositary”), and not indirect holders who will own beneficial interests in Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of the Company’s Mandatory Convertible Preferred Stock.

Transfer Agent, Registrar, Conversion Agent and Paying Agent

The bank depositary will act as the initial transfer agent, registrar, conversion agent and paying agent for the Depositary Shares. However, without prior notice to the holders of the Depositary Shares, the Company may change the transfer agent, registrar, paying agent and conversion agent and the Company or any of the Company’s subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar, paying agent or conversion agent with respect to any Depositary Shares represented by a “global security” (as defined below under the caption “Book-Entry, Settlement and Clearance-The Global Security”) in global form must at all times be a person that is eligible to act in that capacity under the applicable depositary procedures. You should review the special considerations that apply to indirect holders as described under the section entitled “Book-Entry, Settlement and Clearance” in this section.

A holder of Depositary Shares may transfer or exchange its Depositary Shares at the office of the registrar in accordance with the Deposit Agreement. The Company, the transfer agent and the registrar may require the holder to, among other things, deliver appropriate endorsements or transfer instruments as the Company or they may reasonably require. In addition, subject to the terms of the Deposit Agreement, the Company, the transfer agent and the registrar may refuse to register the transfer or exchange of any Depositary Share that is subject to conversion.

The Company will deposit the Mandatory Convertible Preferred Stock in which the Depositary Shares the Company is offering represent undivided interests with the bank depositary pursuant to the Deposit Agreement. For each share of such Mandatory Convertible Preferred Stock deposited with the bank depositary, the Company will cause there to be issued 20 Depositary Shares pursuant to the Deposit Agreement. Each Depositary Share will represent a 1/20th undivided interest in a share of Mandatory Convertible Preferred Stock that is on deposit with the bank depositary. Accordingly, although the bank depositary will be the registered holder of such Mandatory Convertible Preferred Stock, holders of the Depositary Shares will have proportional fractional interests in the rights and preferences of such Mandatory Convertible Preferred Stock (including conversion, dividend, voting and liquidation rights), subject to the terms of the Deposit Agreement. If any share of Mandatory Convertible Preferred Stock on deposit with the bank depositary ceases to be outstanding as a result of its conversion, then, from and after such cessation, the Depositary Shares formerly representing such share of Mandatory Convertible Preferred Stock will represent only the right to receive the consideration due upon such conversion pursuant to the Deposit Agreement.

Conversion

Because each Depositary Share represents a 1/20th interest in a share of the Company’s Mandatory Convertible Preferred Stock, a holder of Depositary Shares may elect to convert Depositary Shares only in lots of 20 Depositary Shares, either on an early conversion date at the minimum conversion rate of 1.5152 shares of the Company’s Common Stock per Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which the Company’s Mandatory Convertible Preferred Stock is convertible at the option of holders of Mandatory Convertible Preferred Stock, see the sections entitled “Description of Mandatory Convertible Preferred Stock-Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock-Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” herein.

The following table sets forth the fundamental change conversion rate per Depositary Share, subject to adjustment as described in the section entitled “Description of Mandatory Convertible Preferred Stock-Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$11.00	$13.00	$15.00	$17.00	$19.00	$21.00	$23.00	$27.50	$30.00	$33.00	$40.00	$50.00	$60.00	$70.00
June 15, 2026	1.6396	1.6227	1.6085	1.5965	1.5862	1.5773	1.5696	1.5556	1.5494	1.5430	1.5316	1.5208	1.5137	1.5089
June 1, 2027	1.6875	1.6675	1.6498	1.6344	1.6208	1.6090	1.5986	1.5794	1.5709	1.5620	1.5464	1.5318	1.5226	1.5165
June 1, 2028	1.7579	1.7373	1.7165	1.6965	1.6776	1.6602	1.6444	1.6142	1.6004	1.5862	1.5614	1.5397	1.5273	1.5201
June 1, 2029	1.8182	1.8182	1.8182	1.8182	1.8182	1.8182	1.8182	1.8182	1.6667	1.5152	1.5152	1.5152	1.5152	1.5152

The exact stock price and effective date may not be set forth in the table, in which case:

•if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;
•if the stock price is in excess of $70.00 per share (subject to adjustment in the same manner as the column headings of the table above are adjusted pursuant to the provision described in the second paragraph in the section entitled “Description of Mandatory Convertible Preferred Stock-Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount-Fundamental Change Conversion Rate”), then the fundamental change conversion rate per Depositary Share will be the minimum conversion rate, divided by 20; and
•if the stock price is less than $11.00 per share (subject to adjustment in the same manner as the column headings of the table above are adjusted pursuant to the provision described in the second paragraph in the section entitled “Description of Mandatory Convertible Preferred Stock-Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount-Fundamental Change Conversion Rate”), then the fundamental change conversion rate per Depositary Share will be the maximum conversion rate, divided by 20.

On any conversion date for the Company’s Mandatory Convertible Preferred Stock, each Depositary Share corresponding to the shares of the Company’s Mandatory Convertible Preferred Stock so converted is entitled to receive 1/20th of the number of shares of the Company’s Common Stock and the amount of any cash received by the bank depositary upon conversion of each share of the Company’s Mandatory Convertible Preferred Stock.

The following table illustrates the conversion rate per Depositary Share, subject to adjustment as described in the section entitled “Description of Mandatory Convertible Preferred Stock-Anti-Dilution Adjustments” herein, based on the applicable market value of the Company’s Common Stock:

After delivery of the Company’s Common Stock by the transfer agent to the bank depositary following conversion of the Company’s Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of the Company’s Common Stock to the holders of Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of Common Stock certificates for such number of shares of the Company’s Common Stock

If the Company (or an applicable withholding agent) is required to withhold on distributions of Common Stock in respect of dividends in arrears or in respect of the present value of future dividends to a holder of the

Mandatory Convertible Preferred Stock or the Depositary Shares and pay the applicable withholding taxes, the Company may, at the Company’s option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Common Stock payable to, sales proceeds subsequently paid or credited to, or other funds or assets of, such holder.

Fractional Shares

No fractional shares of Common Stock will be issued to holders of the Company’s Depositary Shares upon conversion. In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of Depositary Shares of any holder that are converted, that holder is entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of the Company’s Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

If more than one Depositary Share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of the Company’s Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares so surrendered for, or subject to, conversion.

Dividends and Other Distributions

Each dividend paid on a Depositary Share will be in an amount equal to 1/20th of the dividend paid on the related share of the Company’s Mandatory Convertible Preferred Stock. So long as the Company’s Depositary Shares are held of record by the nominee of DTC, declared cash dividends in respect of the Company’s Depositary Shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Company’s Depositary Shares in accordance with the instructions of such beneficial owners.

The bank depositary will deliver any cash or shares of Common Stock it receives in respect of dividends on the Company’s Mandatory Convertible Preferred Stock to the holders of the Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter.

The amount due on the Depositary Shares on the first dividend payment date for the Mandatory Convertible Preferred Stock, if declared, is expected to be approximately $0.74 per Depositary Share, and the amount due on each subsequent dividend payment date for the Mandatory Convertible Preferred Stock, if declared, is expected to be $0.875 per Depositary Share.

Record dates for distributions or payments on the Depositary Shares will be the same as the corresponding record dates for the Company’s Mandatory Convertible Preferred Stock.

No fractional shares of Common Stock will be delivered to the holders of the Company’s Depositary Shares in respect of dividends payable on the Mandatory Convertible Preferred Stock. Each holder that would otherwise be entitled to a fraction of a share of Common Stock will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share of the Company’s Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date.

The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Depositary Shares or the underlying Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by the Company or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Depositary Shares or the shares of the Company’s Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

No Redemption

The Company may not redeem the Company’s Depositary Shares. However, at the Company’s option, the Company may purchase the Company’s Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Voting the Mandatory Convertible Preferred Stock

Because each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock, holders of depositary receipts are entitled to 1/20th of a vote per share of Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described in the section entitled “Description of Mandatory Convertible Preferred Stock-Voting Rights” herein.

When the bank depositary receives notice of any meeting at which the holders of the Company’s Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will as soon as practicable send a copy of such notice to the record holders of the Depositary Shares relating to the Mandatory Convertible Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the Company’s Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of the Company’s Mandatory Convertible Preferred Stock represented by such holder’s Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such Depositary Shares in accordance with these instructions, and the Company will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing the Company’s Mandatory Convertible Preferred Stock.

Modification, Amendment and Termination

Without the consent of the holders of the Depositary Shares, the Company may amend, alter or supplement the Deposit Agreement or any certificate representing the Depositary Shares for the following purposes:
•to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;
•to make any provision with respect to matters or questions relating to the Depositary Shares that is not inconsistent with the provisions of the Deposit Agreement and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares;
•to make any change reasonably necessary, in the Company’s reasonable determination, to reflect each Depositary Share’s representation of 1/20th of a share of the Company’s Mandatory Convertible Preferred Stock;
•to make any change reasonably necessary, in the Company’s reasonable determination, to comply with the procedures of the bank depositary and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares; or
•to make any other change that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Depositary Shares (other than any holder that consents to such change).

With the consent of the record holders of at least a majority of the aggregate number of Depositary Shares then outstanding, the Depositary Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended, altered or supplemented by agreement between the Company and the bank depositary; provided that, without the consent of each record holder of an outstanding Depositary Share affected, no such amendment, alteration or supplement will:

•reduce the number of Depositary Shares the record holders of which must consent to an amendment, alteration or supplement of the Depositary Shares or the Deposit Agreement;

•reduce the amount payable or deliverable in respect of the Depositary Shares or extend the stated time for such payment or delivery;
•impair the right, subject to certain requirements set forth in the Deposit Agreement, of any owner of Depositary Shares to surrender any receipt evidencing such Depositary Shares to the bank depositary with instructions to deliver to it the Mandatory Convertible Preferred Stock and all money and/or other property represented thereby;
•change the currency in which payments in respect of the Depositary Shares or any receipt evidencing such Depositary Shares is made;
•impair the right of any record holder of Depositary Shares to receive payments or deliveries on its Depositary Shares on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery;
•make any change that materially and adversely affects the conversion rights of any record holder of Depositary Shares; or
•make any change that materially and adversely affects the voting rights of any record holder of Depositary Shares.

The Deposit Agreement may be terminated by the Company or the bank depositary only if (a) all outstanding Depositary Shares have been cancelled, upon conversion of the Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Mandatory Convertible Preferred Stock in connection with any liquidation, winding-up or dissolution of the Company and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the Deposit Agreement.

Charges of Bank Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the bank depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Except as otherwise set forth in this “Description of Depositary Shares” section, holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

Withdrawal Rights

A holder of 20 Depositary Shares may withdraw the share of the Company’s Mandatory Convertible Preferred Stock corresponding to such Depositary Shares, and any cash or other property represented by such Depositary Shares. A holder who withdraws shares of Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any stock transfer and documentary stamp or similar taxes or duties relating to the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property), except that such holder will be required to pay any such tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of the Company’s Mandatory Convertible Preferred Stock will not have the right under the Deposit Agreement to deposit such shares with the bank depositary in exchange for Depositary Shares.

Form and Notices

The Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory Convertible Preferred Stock, as described in the section entitled “Book-Entry, Settlement and Clearance” in this section. The bank depositary will forward to the holders of Depositary Shares all reports, notices and communications from the Company that are delivered to the bank depositary and that the Company is required to furnish to the holders of the Company’s Mandatory Convertible Preferred Stock.

Book-Entry, Settlement and Clearance

The Global Security

The Depositary Shares will initially be represented by a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

You may hold your interests in the global security through DTC, either as a participant in DTC or indirectly through organizations which are participants in DTC. The Company expects that under procedures established by DTC:

•upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Security

All interests in the global security will be subject to the operations and procedures of DTC. The Company has obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that the Company believes to be reliable. The Company takes no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects the Company’s understanding of the rules and procedures of DTC as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC has provided the Company the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC

So long as DTC or its nominee is the registered owner of the global security, DTC or such nominee will be considered the sole owner and holder of the Depositary Shares represented by the global security for all purposes under the Deposit Agreement. Except as provided below, owners of beneficial interests in the global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities under the Deposit Agreement in definitive form and will not be considered the owners or holders of the securities under the Deposit Agreement, including for purposes of receiving any reports delivered by the Company or the bank depositary under the Deposit Agreement. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of securities under the Deposit Agreement.

Payments of dividends with respect to the Depositary Shares represented by the global security will be made by the bank depositary to DTC or its nominee, as the case may be, as the registered owner of the global security. Neither the Company nor the bank depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the global security held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Securities

Individual certificates in respect of the Depositary Shares will be issued in exchange for the global security only if DTC notifies the Company that it is unwilling or unable to continue as a clearing system in connection with the global security, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by the Company within 90 days after the Company receives such notice from DTC or upon the Company’s becoming aware that DTC is no longer so registered.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” during the three year period after such stockholder becomes an “interested stockholder,” unless:

•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and
•the affiliates and associates of any such person.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide that:

•no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our Bylaws, and stockholders may not act by written consent;
•the approval of holders of 66-2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal our Bylaws, to amend or repeal the provisions of our Certificate of Incorporation regarding the management of the business and the conduct of the affairs of the corporation and the powers of its directors and stockholders, the election and removal of directors, the Board of Directors’ power to adopt, amend or repeal Bylaws, the limitation of personal liability of directors and the indemnification of directors, or the supermajority vote requirement for amending these provisions, or to remove any director from office;
•our Board of Directors is expressly authorized to adopt, amend or repeal our Bylaws by a majority vote of the total number of authorized directors;
•holders of record of not less than 10% of the voting power of the issued and outstanding shares of capital stock entitled to vote may call special meetings of the stockholders;
•our Board of Directors is divided into three classes with staggered three-year terms. This means that only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;
•vacancies and newly created directorships on our Board of Directors may be filled only by the remaining directors then in office, and not by stockholders (except for vacancies caused by stockholder removal of directors);
•our stockholders must comply with advance notice procedures in order to nominate candidates for election to our Board of Directors or to propose other business to be considered at an annual or special meeting of stockholders;
•our Board of Directors is authorized to issue preferred stock without stockholder approval;
•we will indemnify directors and officers against all expenses, liability and loss reasonably incurred or suffered in connection with any action, suit or proceeding to which they are made a party by reason of their service to us, which may include services in connection with takeover defense measures; and
•the Court of Chancery of the State of Delaware is the exclusive forum, to the fullest extent permitted by law, for certain claims, including derivative actions, fiduciary duty claims, actions arising under the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws, and any action asserting a claim governed by the internal affairs doctrine, and the federal district courts of the United States are the exclusive forum for claims arising under the Securities Act of 1933.
These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of our company.

Listing

The Company’s Common Stock is listed on the Nasdaq Global Select Market under the symbol “SMCI.” The Mandatory Convertible Preferred Stock is not listed on any securities exchange or any automated dealer quotation system, and the Company does not expect there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the Depositary Shares. The Depositary Shares are listed on the Nasdaq Global Select Market under the symbol “SMCIP.”